UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

As disclosed in the Current Report of Sonim Technologies, Inc. (the “Company” or “Sonim”) filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2024, at the 2024 annual meeting of stockholders of the Company held on June 20, 2024 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved an amendment to the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse split stock of the Company’s outstanding common stock (“Common Stock”) at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within that range at the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board prior to the one-year anniversary of the Annual Meeting without further approval or authorization of the Company’s stockholders.

The Board subsequently approved the reverse stock split of the Common Stock (the “Reverse Stock Split”) at a final ratio of 1-for-10 (one-for-ten).

On July 15, 2024, the Company filed a certificate of amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Certificate of Amendment became effective at 5:00 p.m. Eastern Time on July 17, 2024, at which time every ten (10) shares of Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in par value per share. No fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio. If as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, one full share of Common Stock will be issued in lieu of the issuance of any such fractional shares.

The Common Stock is expected to commence trading on a split-adjusted basis when the markets open on July 18, 2024, under the existing trading symbol “SONM.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 83548F 309.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above under Item 3.03 to the extent applicable is hereby incorporated by reference herein.

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Item 9.01	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective July 17, 2024

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation the trading of the Common Stock on a split-adjusted basis. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to potential material delays in realizing projected timelines and risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock. For other important factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the SEC (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: July 18, 2024	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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